SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE             SOLD(-)           PRICE(2)

 COMMON STOCK-KANEB SERVICES LLC
         GABELLI SECURITIES, INC.
	    	GABELLI ASSOCIATES FUND II
                       7/01/05            5,000-           43.3100
          	GABELLI ASSOCIATES FUND
                       7/01/05          116,600-           43.3100
	    	GABELLI ASSOCIATES LTD
                       7/01/05          128,600-           43.3100
                       6/17/05              700            43.2343
          MJG ASSOCIATES, INC.
          	GABELLI INTERNATIONAL LTD
                       7/01/05            5,000-           43.3100
                       6/15/05            6,000-           43.2800
		GABELLI FUND, LDC
                       7/01/05            1,000-           43.3100
          GAMCO INVESTORS, INC.
                       7/01/05          135,000-           43.3100
                       7/01/05          291,702-           43.3100
                       6/23/05            1,000-           43.2800
                       6/17/05           16,100            43.2531
                       6/14/05            1,500-           43.1800
                       6/08/05            1,100-           43.1664
                       6/02/05            5,000            43.2100
                       5/27/05            1,300-           42.8923
                       5/26/05            3,000-           42.8700
                       5/25/05              800-           42.7488
                       5/23/05            1,000            42.7500
                       5/20/05            3,000-           42.7667
           GGCP, INC.
                       7/01/05           55,300-           43.3100
                       6/28/05            9,400            43.2600
                       6/27/05              300            43.2600
                       6/24/05            5,000            43.2600
                       6/23/05           20,500            43.2600
                       6/22/05           13,000            43.2600
                       6/21/05            4,200            43.2600
                       6/20/05            2,800            43.2600
                       6/20/05            2,800-           43.2600
                       6/20/05            2,900            43.2783
           GABELLI FUNDS, LLC.
		   GLOBAL UTILITY & INCOME TRUST ARB
                       7/01/05           18,000-           43.3100
               GABELLI UTILITY TRUST
                       7/01/05           26,000-           43.3100
               GABELLI UTILITY FUND
                       7/01/05           50,000-           43.3100
                       6/09/05            5,000            43.2000
               GABELLI DIVIDEND & INCOME TRUST
                       7/01/05          140,000-           43.3100
                       6/08/05           14,000            43.1988
               GABELLI CONVERTIBLE FUND
                       7/01/05           33,000-           43.3100
               GABELLI ABC FUND
                       7/01/05          240,000-           43.3100

(1) THE DISPOSITIONS ON 7/01/05 WERE IN CONNECTION WITH THE ACQUISITION DESCRIBED IN ITEM 5 OF THIS AMENDMENT TO SCHEDULE 13D. UNDER THE TERMS OF THE ACQUISITION, THE ISSUER'S SHAREHOLDERS RECEIVED $43.31 IN CASH FOR EACH SHARE.UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS WERE EFFECTED ON THE NYSE.

(2) PRICE EXCLUDES COMMISSION.